EXHIBIT 10.3

AK STEEL HOLDING CORPORATION

STOCK INCENTIVE PLAN
(as amended and restated as of March 20, 2014)

Article 1. Amendment and Restatement, Purpose, and Duration.

1.1    Amendment and Restatement of the Plan. AK Steel Holding Corporation, a Delaware corporation (the “Company”), previously established an incentive compensation plan known as the “AK Steel Holding Corporation Stock Incentive Plan” (the “Plan”). On March 20, 2014, the Board of Directors of the Company adopted this amendment and restatement of the Plan, subject to the approval of the Company’s stockholders (the date of such stockholders’ approval being the “Effective Date”). For the terms and conditions of the Plan applicable to Awards granted before the Effective Date, refer to the version of the Plan in effect as of the date such Award was granted. The Plan permits the grant of Nonqualified Stock Options, awards of Restricted Stock, awards of Restricted Stock Units, and awards of Performance Shares.

1.2    Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of directors, executive officers and key employees of the Company to those of the Company’s stockholders, and by providing these individuals with an incentive for outstanding performance. The Plan is further intended to enhance the Company’s ability to motivate, attract, and retain the services of these individuals upon whose judgment, interest, and special effort the successful conduct of its operation is largely dependent.

1.3    Duration of the Plan. The Plan shall remain in effect until all Shares subject to it shall have been purchased or acquired or are no longer available for Awards according to the Plan’s provisions, subject to the right of the Board to terminate the Plan at any time pursuant to Article 11 herein. In no event may an Award be granted under the Plan on or after December 31, 2019. Termination of the Plan shall not affect the rights of any person under an outstanding Award Agreement unless otherwise specifically provided in such Award Agreement.

Article 2. Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

(a)    “Award” includes, without limitation, Option Awards, Restricted Stock Awards, Restricted Stock Unit Awards, or Performance Share Awards that are valued in whole or in part by reference to, or are otherwise based on, the Company’s stock, performance goals or other factors, each on a stand alone or combination basis, as described in or granted under this Plan.

(b)    “Award Agreement” means the agreement or other writing that sets forth the terms and conditions of each Award, including any amendment or modification thereof. A Participant is bound by the terms of an Award Agreement and this Plan by reason of accepting the benefits of the Award.

(c)    “Beneficial Owner” shall have the meaning ascribed to such term in Rule l3d-3 of the General Rules and Regulations under the Exchange Act.

(d)    “Beneficiary” means the person or persons named by a Participant to succeed to the Participant’s rights under any then unexpired Award Agreements. Each such designation shall: (i) revoke all prior designations by the same Participant; (ii) be in a form acceptable to the Committee; and (iii) be effective only when delivered to the Committee by the Participant in writing and during the Participant’s lifetime. No beneficiary shall be entitled to any notice of any change in a designation of beneficiary. In the absence of any such designation, the Participant’s estate shall be the beneficiary.

(e)    “Board” means the Board of Directors of the Company.

(f)    “Cause” means: (i) conviction of, or entering a plea of guilty or nolo contendere to, a misdemeanor involving moral turpitude or a felony; (ii) engagement in fraud, misappropriation or embezzlement with respect to the Company or any subsidiary or affiliate thereof; (iii) willful failure, gross negligence or gross misconduct in the performance of assigned duties for the Company or any subsidiary or affiliate thereof; and/or (iv) breach of a fiduciary duty to the Company or any subsidiary or affiliate thereof.

(g)    “Change of Control” shall be deemed to have occurred if:

(i)    any person (other than a trustee or other fiduciary holding securities under an employee benefit plan in which employees of the Company participate) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company’s then outstanding voting securities; or

(ii)    during any period of two (2) consecutive years individuals who at the beginning of such period constitute the Board, including for this purpose any new Director of the Company (other than a Director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (i) or (iii) of this Subsection (g)) whose election by the Board or nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

(iii)    there is a merger or consolidation of the Company with any other corporation (other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent, either by remaining outstanding or by being converted into voting securities of the surviving entity, at least fifty percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation) or there is a complete liquidation of the Company or sale or disposition by the Company of all or substantially all of the Company’s assets.

(h)    “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(i)    “Committee” means the Compensation Committee of the Board, or such other committee designated by the Board to administer this Plan. The Committee shall consist of not less than two members of the Board who shall be appointed from time to time by, and shall serve at the discretion of, the Board. The Committee shall be comprised solely of Directors who are: (i) “independent directors” as defined in the rules and regulations of the New York Stock Exchange; (ii) “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act; and (iii) “outside directors” within the meaning of Section 162(m) of the Code and related regulations. The references herein to specific rules, regulations, and statutes shall include any successor provisions thereof.

(j)    “Company” means AK Steel Holding Corporation, a Delaware corporation, or any successor thereto, as provided in Article 14 herein.

(k)    “Covered Employee” means any Participant who is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code.

(l)    “Director” means any individual who is a member of the Board and who is not an Employee.

(m)    “Disability” means a physical or mental condition which, in the judgment of the Committee, renders a Director unable to serve or an Employee unable to perform the duties of his position with the Company or, in the case of an Employee, the duties of another available position with the Company for which the Employee is suited by education, background and training. Any Employee found to be qualified for disability benefits under AK Steel Holding Corporation’s long term disability plan or by the Federal Social Security Administration will be considered to be disabled under this Plan, but qualification for such benefits shall not be required as evidence of disability hereunder.

(n)    “Employee” means any common law employee of the Company or any subsidiary or affiliate thereof, including AK Steel Corporation. A Director is not an Employee solely by reason of his position as a Director and, unless otherwise employed by the Company, shall not be considered to be an Employee under this Plan.

(o)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

(p)    “Fair Market Value” shall mean:

(i)    if the Shares are traded on an established United States national stock exchange or in the United States over-the-counter market with prices reported on the NASDAQ, the average of the highest and lowest sales prices for Shares on the relevant date (or, if there were no sales of Shares on such date, the weighted average of the mean between the highest and lowest sale prices for Shares on the nearest preceding trading day on which there were sales of Shares); and

(ii)    if the Shares are not traded as described in clause (i), the fair market value of such Shares on the relevant date, as determined in good faith by the Board.

(q)    “Insider” shall mean an Employee who is, on the relevant date, an executive officer or ten percent (10%) Beneficial Owner of the Company, as defined under Section 16 of the Exchange Act, or a Director.

(r)    “Nonqualified Stock Option” or “Option” means an option to purchase Shares from the Company at a price established in an Option Award Agreement. No incentive stock option within the meaning of Code Section 422 may be granted under this Plan.

(s)    “Option Award” means, individually or collectively, a grant under this Plan of a Nonqualified Stock Option.

(t)    “Option Award Agreement” means an agreement setting forth the terms and provisions applicable to an Option Award granted to a Participant under this Plan.

(u)    “Option Price” means the price at which a Share may be purchased by a Participant under the terms of an Option Award Agreement.

(v)    “Par Value” shall mean the designated par value of one Share.

(w)    “Participant” means any Director or Employee who possesses an unexpired Award granted under the Plan.

(x)    “Performance Share” means Shares (or units representing the right to receive Shares) granted to a Participant subject to attainment of certain performance criteria and objectives in accordance with the terms of the Plan.

(y)    “Performance Share Award” means individually or collectively, a grant under this Plan of a Performance Share.

(z)    “Performance Share Award Agreement” means an agreement setting forth the terms and provisions applicable to a Performance Share Award under this Plan.

(aa)    “Plan” means the AK Steel Holding Corporation Stock Incentive Plan as set in this document, and if amended at any time, then as so amended.

(bb)    “Restricted Stock” means Shares granted to a Participant subject to certain restrictions on the Participant’s right to sell, transfer, assign, pledge, encumber or otherwise alienate or hypothecate the Shares except in accordance with the terms of this Plan.

(cc)    “Restricted Stock Award” means, individually or collectively, a grant under this Plan of Shares of Restricted Stock.

(dd)    “Restricted Stock Award Agreement” means an agreement setting forth the terms and provisions applicable to a Restricted Stock Award under this Plan.

(ee)    “Restricted Stock Unit” means an Award that represents the right to receive a Share, granted to a Director in accordance with the terms of the Plan.

(ff)    “Restricted Stock Unit Award” means, individually or collectively, a grant under this Plan of Restricted Stock Units.

(gg)    “Restricted Stock Unit Award Agreement” means an agreement setting forth the terms and provisions applicable to a Restricted Stock Unit Award under this Plan.

(hh)    “Retirement” shall mean termination of employment with the Company or any affiliate of the Company with eligibility to immediately commence to receive a pension under the Company’s noncontributory defined benefit pension plan as in effect on the Employee’s termination date, or termination of employment with the Company or any affiliate of the Company after: (1) completion of at least 30 years of employment with the Company, (2) attainment of age 60 and completion of at least 5 years of employment with the Company, or (3) attainment of age 55 and completion of at least 10 years of employment with Company. With respect to an individual who is not a participant in the Company’s noncontributory pension plan, Retirement also shall mean any termination of employment with the Company which would have entitled such individual to be eligible to immediately commence to receive a pension under the Company’s noncontributory defined benefit pension plan had the individual been a participant.

(ii)    “Shares” means the shares of voting common stock of the Company.

Article 3. Administration.

3.1    The Committee. The Plan shall be administered by the Committee. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company. No member or former member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted hereunder.

3.2    Authority of the Committee. The Committee shall have full power, subject to the provisions of this Plan, except as limited by law or by the Articles of Incorporation or Bylaws of the Company: (a) to determine the size and types of Awards (except as to Awards to Directors which shall be limited to the size and shall be subject to the conditions expressly permitted by this Plan); (b) to determine the terms and conditions of each Award Agreement in a manner consistent with the Plan; (c) to construe and interpret the Plan and any agreement or instrument entered into under the Plan; (d) to establish, amend, or waive rules and regulations for the Plan’s administration; and, (e) subject to the provisions of Article 11 herein, to amend the terms and conditions of any outstanding Award Agreement to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. The Committee may delegate its authority hereunder to the extent permitted by law. In no event shall a Director who is a Participant vote in any matter related solely to such Director’s Award under this Plan.

3.3    Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants, and their estates, beneficiaries or assignees. In all cases, Awards to Directors shall be subject to the same terms, conditions and interpretations applicable generally to Awards to non-Director Participants.

3.4    Arbitration. Each Participant who is granted an Award hereunder agrees as a condition of the Award to submit to binding arbitration any dispute regarding the Plan or any Award made under the Plan, including by way of illustration and not limitation, any decision of the Committee or any action of the Company respecting the Plan. Such arbitration shall be held in accordance with the rules of the American Arbitration Association before an arbitrator selected by the Company and acceptable to the Participant. If the Participant objects to the appointment of the arbitrator selected by the Company, and the Company does not appoint an arbitrator acceptable to the Participant, then the Company and the Participant shall each select an arbitrator and those two arbitrators shall collectively appoint a third arbitrator who shall alone hear and resolve the dispute. The Company and the Participant shall share equally the cost of arbitration. No Company agreement of indemnity, whether under the Articles of Incorporation, the By-Laws or otherwise, and no insurance purchased by the Company shall apply to pay or reimburse any Participant’s costs of arbitration.

Article 4. Shares Subject to Grant Under the Plan.

4.1    Number of Shares. Subject to adjustment as provided in this Section and in Section 4.3, an aggregate of 23,000,000 Shares shall be available for the grant of Option Awards, Restricted Stock Awards, Restricted Stock Unit Awards, and Performance Share Awards under the Plan (hereinafter called the “Share Pool”); provided, however, that no Employee may be granted Awards under the Plan in any calendar year with respect to more than 600,000 Shares. The Committee, in its sole discretion, shall determine the appropriate division of the Share Pool as between Option Awards, Restricted Stock Awards, Restricted Stock Unit Awards, and Performance Share Awards. Shares issued pursuant to any Award may be either authorized and previously unissued Shares or reacquired Shares.

The following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan:

(a)    the grant of an Award to an Employee shall reduce the Shares available in the Share Pool for grant under the Plan by the number of Shares subject to the Award; and

(b)    to the extent that an Option is settled in cash rather than by the delivery of Shares, the Share Pool shall be reduced by the number of Shares represented by the cash settlement of the Option (subject to the limitation set forth in Section 4.2 herein).

4.2    Lapsed Awards. If any Award granted under this Plan is canceled, terminates, expires or lapses for any reason, any Shares then subject to such Award again shall be available for grant under the Plan and shall return to the Share Pool.

4.3    Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, to prevent dilution or enlargement of rights, an appropriate adjustment shall be made in an equitable manner by the Committee in the number and class of Shares which may be delivered under the Plan, in the number and class of Shares that may be issued to an Employee with respect to Awards in any given period, and in the number and class of and/or price of Shares subject to any then unexercised and outstanding Awards. The number of Shares subject to any Award shall always be a whole number.

4.4    Rights as a Stockholder. No person shall have any rights as a shareholder with respect to Shares subject to an Option Award until the date the Company receives full payment of the Option price, including any sum due for withholding pursuant to Section 6.6. A person who has Restricted Stock shall have the rights of an owner of Shares, except to the extent those rights are expressly limited by then applicable restrictions on transfer contained in this Plan and the Restricted Stock Award Agreement. No person shall have any rights as a shareholder with respect to a Restricted Stock Unit Award until such date that the Participant may receive Shares pursuant to the Restricted Stock Unit Award. No person shall have any rights as a shareholder with respect to a Performance Share Award until such date that the Participant may receive the Shares covered by the Performance Share Award.

Article 5. Eligibility and Participation. Directors and Employees shall be eligible to be Participants in this Plan.

Article 6. Stock Options.

6.1    Grant of Options.

(a)    Options may be granted to an Employee or Director at any time and from time to time as shall be determined by and in the sole discretion of the Committee, subject to the provisions of Section 4.1.

(b)    Prior to July 16, 2009, each Director who was not employed by the Company received Options with respect to ten thousand (10,000) Shares on the date of his or her initial election to the Board. Such Directors may have received additional Options in a similar amount at approximately five year intervals thereafter during their term on the Board as determined by and in the sole discretion of the Committee. The elimination on July 16, 2009 of the provisions for such Option awards was not intended to have, and shall not have, any effect on Options awarded prior to July 16, 2009 under the version of this Section 6.1(b) in effect prior to such date or on the terms and conditions applicable to those Options upon the date of award.

6.2    Option Award Agreement. Each Option shall be granted pursuant to a written Option Award Agreement, signed by the appropriate member of the Committee or its designee, and specifying the terms and conditions applicable to the Options granted including: the Option Price; the period during which the Option may be exercised; the number of Shares to which the Option pertains; the conditions under which the Option is exercisable; and such other provisions as the Committee may from time to time determine. The Option Award Agreement also shall specify that the Option is intended to be a Nonqualified Stock Option whose grant is intended not to fall under the provisions of Code Section 422.

6.3    Option Price. The Option Price for each Share subject to purchase shall be determined by the Committee and stated in the Option Award Agreement but in no event shall be less than the Fair Market Value of the Shares on the date of grant of the Award. Except in connection with a corporate transaction involving the Company, including without limitation any event pursuant to which the Committee elects to make any adjustments under Section 4.3 of the Plan, the Company may not, without obtaining stockholder approval: (a) amend the terms of outstanding Options to reduce the exercise price of such outstanding Options; (b) cancel outstanding Options in exchange for Options with an exercise price that is less than the exercise price of the Options as originally granted; or (c) cancel outstanding Options with an exercise price above the current Fair Market Value in exchange for cash, common stock or other consideration.

6.4    Duration of Options. Each Option shall be exercisable for such period as the Committee shall determine at the time of grant. No Option shall be exercisable later than the tenth (10th) anniversary of the date of its grant.

6.5    Exercise of Options.

(a)    Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. The Committee may provide, by rule or regulation or in any Option Award Agreement, that the exercisability of an Option may be accelerated or extended under various circumstances to a date not later than the latest expiration date permitted in accordance with Section 6.4.

(b)    Each Option shall be exercisable only by delivery to the Committee in care of the Secretary of the Company of a written notice of exercise in such form as the Committee may require. A notice of exercise shall: specify the number of shares to be purchased, shall be signed by the Participant or holder of the Option and shall be dated the date the signature is affixed.

6.6    Payment. Except as hereinafter provided, a written notice of exercise shall be accompanied by full payment for the Shares to be purchased. Subject to the provisions of Article 12, payment shall include any income or employment taxes required to be withheld by the Company from the employee’s compensation with respect to the Shares so purchased.

(a)    The Option Price upon exercise of any Option shall be payable to the Company in full either: (i) in cash or its equivalent, or (ii) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that any Shares so tendered which have been acquired from the Company shall have been held by the Participant for at least six (6) months prior to such tender), in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof, or (iii) by a combination of (i) and (ii).

(b)    The Committee also may allow cashless exercises as permitted under Federal Reserve Board Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

(c)    As soon as practicable after receipt of a written notice of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased.

6.7    Restrictions on Transferability. Except to the extent permitted under this Section 6.7, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant. Notwithstanding the foregoing, the right to purchase Shares subject to an Option Award may be transferred, in whole or in part, by a Participant during a Participant’s lifetime, to a Participant’s spouse, child or grandchild, or to the trustee of a testamentary or other grantor trust established primarily for the benefit of a Participant’s spouse, child or grandchild; provided that:

(a)    A transfer shall only be effective upon receipt by the Secretary of the Company, on behalf of the Committee, of written notice of transfer in such form as the Committee may require;

(b)    A notice of transfer shall: (i) identify the name, address and relationship of the transferee to the Participant; (ii) identify the Option Award which is the subject of the transfer, the number of Shares transferred and the consideration paid, if any, for the transfer; (iii) in the case of a transfer to a trustee, include evidence satisfactory to the Committee that under the terms of the trust the transfer is for the exclusive benefit of a Participant’s spouse, child or grandchild; and (iv) include a copy of the authorized signature of each person who will have the right to exercise the option to purchase and all information relevant to the rights transferred; and

(c)    A transferee may not transfer any rights. Upon the transferee’s death, all rights shall revert to the Participant.

The Committee may impose such additional restrictions on transferability as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8    Termination of Employment. Except as hereinafter provided, Options granted under the Plan may not be exercised by any person, including a transferee of any rights under an Option Award, unless the Participant is then in the employ of the Company and unless the Participant has remained continuously so employed since the date of grant of the Option. Subject to the duration set forth in Section 6.4, Options shall be exercisable as follows unless otherwise provided by the Committee:

(a)    in the case of a Participant’s death, any outstanding Options which have not yet vested in accordance with the applicable Option Award Agreements shall immediately vest and be exercisable:

(i)    if the Participant’s death occurs while employed by the Company, by the Beneficiary or representative during a period of three (3) years following the date of the Participant’s death; or

(ii)    if the Participant’s death occurs after his Retirement, but before the third anniversary of his Retirement, by the Beneficiary or representative on or before the third anniversary of his Retirement;

(b)    in the case of the Participant’s Disability, any outstanding Options which have not yet vested in accordance with the applicable Option Award Agreements shall immediately vest and be exercisable by the Participant or by the Participant’s appointed representative during a period of three (3) years following the date of the Participant’s last day worked;

(c)    in the case of the Participant’s Retirement, any outstanding Options which have not yet vested shall continue to vest in accordance with the applicable Option Award Agreements and such vested Options shall be exercisable by the Participant during a period of three (3) years following the date of the Participant’s last day worked;

(d)    in the case of a Participant’s involuntary termination of employment:

(i)    if such termination is for reasons other than Cause, any outstanding Options which have not yet vested shall continue to vest in accordance with the applicable Option Award Agreements and such vested Options shall be exercisable by the Participant during a period of three (3) years following the date of the Participant’s last day worked; or

(ii)    if such termination is for Cause, by the Participant on or before his last day worked whether or not the Committee has made its final determination that there is Cause for termination as of that last day worked; and

(e)    in the case of a Participant’s voluntary termination of employment, his last day worked.

Article 7. Restricted Stock and Restricted Stock Units.

7.1    Restricted Stock Awards and Restricted Stock Unit Awards. Restricted Stock Awards may be made to any Director or Employee at any time while the Plan is in effect and Restricted Stock Unit Awards may be made to Directors at any time while the Plan is in effect. Restricted Stock Awards and Restricted Stock Unit Awards may be made whether or not prior such Awards have been made to said person.

7.2    Notice. The Committee shall promptly provide each Participant with written notice setting forth the number of Shares covered by the Restricted Stock Award or Restricted Stock Unit Award and such other terms and conditions relevant thereto, including the purchase price, if any, to be paid for the Shares by the recipient of a Restricted Stock Award, as may be considered appropriate by the Committee.

7.3    Restrictions on Transfer of Restricted Stock. The purpose of these restrictions is to provide an incentive to each Participant to continue to provide services to the Company and to perform his or her assigned tasks and responsibilities in a manner consistent with the best interests of the Company and its shareholders. The Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions:

(a)    Stock certificates evidencing shares shall be issued in the sole name of the Participant (but may be held by the Company until the restrictions shall have lapsed in accordance herewith) and shall bear a legend which, in part, shall provide that:

“The shares of common stock evidenced by this certificate are subject to the terms and restrictions of the AK Steel Holding Corporation Stock Incentive Plan. These shares are subject to forfeiture or cancellation under the terms of said Plan. These shares may not be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated except pursuant to the provisions of said Plan, a copy of which Plan is available from the Secretary of the Company upon request.”

(b)    No Restricted Stock may be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated unless, until and then only to the extent that said restrictions shall have lapsed in accordance with Section 7.4.

7.4    Lapse of Restrictions. The restrictions set forth in Section 7.3 will lapse only if, on the date restrictions are to lapse in accordance with this Section 7.4, the Participant has been continuously employed by the Company or has been a Director from the time of the Restricted Stock Award to such date of lapse. If the lapse schedule would result in the lapse of restrictions in a fractional share interest, the number of shares will be rounded down to the next lowest number of full shares for each of the first two lapse dates, with the balance to relate to the final lapse date. Unless otherwise provided by the Board:

(a)    with respect to a Restricted Stock Award to an Employee, the restrictions set forth in Section 7.3 shall lapse with respect to twenty-five percent (25%) of the Shares subject thereto on the second anniversary of the date of the Award; and with respect to an additional twenty-five percent (25%) of the Shares subject thereto on each of the third, fourth and fifth anniversaries of the date of the Award; and

(b)    with respect to a Restricted Stock Award to a Director, the restrictions set forth in Section 7.3 shall lapse upon completion of the full tenure for which the Director was elected to serve on the Board.

7.5    Vesting and Forfeiture of Restricted Stock. Upon the lapse of the restrictions set forth in Section 7.3 with respect to Shares covered by a Restricted Stock Award, ownership of the Shares with respect to which the restrictions have lapsed shall vest in the holder of the Award. In the event of termination of an Employee’s employment, or in the event a Director fails to complete his or her full tenure on the Board, all Shares then still subject to the restrictions described in Section 7.3 shall be forfeited by the Participant and returned to the Company for cancellation, except as follows:

(a)    Restrictions with respect to Shares covered by an outstanding Restricted Stock Award held by a Director shall lapse upon the date of his or her mandatory retirement from the Board by reason of age. In the case of an Employee’s Retirement, restrictions remaining in respect of a Restricted Stock Award held by that employee as of the date of Retirement shall continue to lapse and vest after Retirement as provided in the applicable Award Agreement; provided however, the Company may in its sole discretion reduce each outstanding Restricted Stock Award held by such employee with respect to which restrictions have not yet lapsed by the number of Shares sufficient in value to pay the employee’s share of any tax withholdings required in connection with such continued vesting after Retirement. Any outstanding restrictions shall lapse in case of death or Disability of the holder of a Restricted Stock Award. Evidence of Disability will be entitlement to disability income benefits under the Federal Social Security Act; and

(b)    The Committee may at any time in its sole discretion accelerate or waive all or any portion of restrictions remaining in respect of the Shares covered by an outstanding Restricted Stock Award (to the extent not waived pursuant to paragraph (a) above). This authority may be exercised for any or all Participants; provided that the waiver in any particular case shall not bind the Committee in any other similar case, it being the intention of the Company to grant the Committee the broadest possible discretion to act or to refuse to act in this regard. Any such action taken on behalf of a Director shall require the unanimous consent of all Directors (excluding the Director for whose benefit the action is taken) then in office.

7.6    Rights as Shareholder. Upon issuance of the stock certificates evidencing a Restricted Stock Award and subject to the restrictions set forth in Section 7.3 hereof, the Participant shall have all the rights of a shareholder of the Company with respect to the Shares of Restricted Stock represented by that Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

7.7    Restricted Stock and Restricted Stock Unit Awards to Directors.

(a)     Except as otherwise determined by majority vote of the Board with respect to any calendar year, fifty percent (50%) of each Director’s annual retainer fee for services on the Board shall be paid in the form of Restricted Stock Awards or in the form of Restricted Stock Unit Awards, as determined by the Board. Each Director may elect before the beginning of such calendar year to have more than fifty percent (50%) of his or her annual retainer fee, and/or a portion of any other fees to be earned in such calendar year for services on the Board that otherwise would be payable in cash, paid to him or her by such means. Awards under this Section 7.7(a), and any other Awards to Directors under this Article 7, shall be made at intervals during the calendar year as the Company determines to be administratively feasible, but not less frequently than quarterly, according to procedures established by the Company and approved by the Board.

(b)    Any Director’s election under (a) above with respect to retainer fees earned in 2008 shall be deemed to apply to any Restricted Stock Unit Awards made in 2008. Prior to December 31, 2008, each Director may elect to convert all of his or her then outstanding Restricted Stock Awards to Restricted Stock Unit Awards according to procedures established by the Board.

(c)    The terms of any Restricted Stock Unit Award granted under the Plan, including any Restricted Stock Awards converted into Restricted Stock Unit Awards under (b) above, shall be set forth in Restricted Stock Unit Award Agreements which shall contain provisions determined by the Board and not inconsistent with the Plan, including any vesting and forfeiture conditions, and the time and form of settlement of the applicable Restricted Stock Units. The terms of Restricted Stock Unit Award Agreements need not be the same with respect to each Director.

(d)    The Board may at any time in its sole discretion accelerate or waive all or any portion of vesting restrictions remaining in respect of the Shares covered by an outstanding Restricted Stock Unit Award. This authority may be exercised for any or all Directors; provided that the acceleration or waiver in any particular case shall not bind the Board in any other similar case, it being the intention of the Company to grant the Board the broadest possible discretion to act or to refuse to act in this regard. Any such action shall require the unanimous consent of all Directors (excluding the Director for whose benefit the action is taken) then in office.

(e)    The holder of a Restricted Stock Unit Award shall not have any rights of a shareholder of the Company with respect to such Award, including the right to vote the shares. Except as otherwise provided in a Restricted Stock Unit Award Agreement, prior to settlement or forfeiture, any Restricted Stock Unit shall carry with it a right to dividend equivalents under which the Participant shall be entitled to receive the value of all dividends and other distributions (with respect to actual Shares) in the form of additional Restricted Stock Units. Such additional Restricted Stock Units shall be subject to the same restrictions as the Restricted Stock Unit Award to which they relate.

(f)    Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, Restricted Stock Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated.

(g)    Settlement of Restricted Stock Units shall be made in the form of Shares and distribution of such Shares shall occur or commence as provided in the applicable Restricted Stock Unit Award Agreement; provided however, such settlement and distribution may be deferred to a later date as elected by the Director in accordance with procedures established by the Company to ensure compliance with applicable law, including Section 409A of the Code.

Article 8. Performance Shares

8.1    Grant of Performance Shares. Subject to the terms and conditions of the Plan, Performance Shares may be granted to Employees at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Shares granted to each Participant and the terms and conditions thereof.

8.2    Value of Performance Shares. The Committee shall set performance goals over certain periods to be determined in advance by the Committee (“Performance Periods”). Prior to each grant of Performance Shares, the Committee shall establish an initial number of Shares for each Performance Share Award granted to each Participant for that Performance Period. Prior to each grant of Performance Shares, the Committee also shall set the performance goals that will be used to determine the extent to which the Participant may receive a payment of Shares with respect to the Performance Shares awarded for such Performance Period. These goals will be based on the attainment, by the Company or its subsidiaries or affiliates, of one or more certain performance criteria and objectives described in Section 8.8 herein. With respect to each such performance measure utilized during a Performance Period, the Committee shall assign percentages to various levels of performance which shall be applied to determine the extent to which the Participant may receive a payout of the number of Shares for the Performance Shares awarded for such Performance Period.

8.3    Payment of Shares. After a Performance Period has ended, the holder of a Performance Share shall be entitled to payment of the applicable number of Shares with respect thereto as determined by the Committee. The Committee shall make this determination by first determining the extent to which the performance goals set pursuant to Section 8.2 have been met. It will then determine the applicable percentage to be applied to, and will apply such percentage to the number of Performance Shares to determine the payout to be received by the Participant. In addition, with respect to Performance Shares granted to any Covered

Employee, no payout shall be made hereunder except upon written certification by the Committee that the applicable performance goal or goals have been satisfied to a particular extent.

8.4    Committee Discretion to Adjust Awards. Subject to limitations applicable to payments to Covered Employees, the Committee shall have the authority to modify, amend or adjust the terms and conditions of any Performance Share Award Agreement, at any time or from time to time, including but not limited to the performance goals.

8.5    Form and Timing of Payment. The payment described in Section 8.3 herein shall be made in the applicable number of Shares as soon as administratively feasible after the end of the Performance Period to which such payment relates but no later than March 15 immediately following the end of such Performance Period. All such Shares shall be issued on the same date unless otherwise prescribed by the Committee. Unless the Committee provides otherwise, the value of any dividends with respect to such issued Shares that the Participant would have been entitled to during the applicable Performance Period had he held such Shares during such Performance Period shall also be paid to the Participant in whole Shares on said date.

8.6    Termination of Employment.

(a)    Unless the Committee provides otherwise, in the event the employment of a Participant is terminated by reason of death, Disability, or Retirement, each Performance Share Award held by the Participant shall be deemed earned on a prorated basis, and a prorated payment based on the Participant’s number of full months of service during the Performance Period, further adjusted based on the achievement of the performance goals during the entire Performance Period, as computed by the Committee, shall be made at the time payments are made to Participants who did not terminate service during the Performance Period.

(b)    If the employment of a Participant shall terminate for any reason other than death, Disability or Retirement, all Performance Shares shall be forfeited and no payment shall be made with respect thereto; provided however, the Committee may in its sole discretion waive such forfeiture and provide for a payment to the Participant with respect to outstanding Performance Shares, determined in such manner and payable at such time as the Committee deems appropriate under the circumstances. This authority of the Committee may be exercised for any or all Participants; provided that its action in any particular case shall not bind the Committee in any other case, it being the intention of the Company to grant the Committee the broadest possible discretion to act or refuse to act in this regard.

8.7    Nontransferability. No Performance Shares granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution until the termination of the applicable Performance Period. All rights with respect to Performance Shares granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

8.8    Performance Goals.

(a) For purposes of this Plan, including but not limited to Awards of Performance Shares under this Article 8, “performance goals” shall mean the criteria and objectives, determined by the Committee, which shall be satisfied or met during the applicable Performance Period as a condition to the Participant’s receipt of Shares with respect to such Award. The criteria or objectives for an Award shall be determined by the Committee in writing, shall be measured for achievement or satisfaction during the Performance Period in which the Committee established for such Participant to satisfy or achieve such criteria and objectives and may be absolute in their terms or measured against or in relationship to an index or other companies comparably, similarly or otherwise situated or other external or internal measure and may be based on or adjusted for any other objective goals, events, or occurrences established by the Committee, provided that such criteria and objectives relate to one or more of the following: total shareholder return; earnings; earnings per share; net income; revenues; operating profit; income before taxes, depreciation and/or amortization; cash flow; expenses; market share; return on assets; return on capital employed; return on equity; assets; value of assets; Fair Market Value of Shares; regulatory compliance; safety standards; quality standards; cost reduction objectives; satisfactory internal or external audits; improvement of financial ratings; achievement of balance sheet or income statement objectives; profit per ton shipped; or other financial, accounting or quantitative objectives established by the Committee.

(b) Performance criteria and objectives may include or exclude extraordinary or unusual charges or credits; pension or other employee benefit plan corridor charges or credits; losses from discontinued operations; restatements and accounting changes and other unplanned special charges such as restructuring expenses; acquisitions; acquisition expenses, including expenses related to impairment of goodwill or other intangible assets; stock offerings; stock repurchases and loan loss provisions. Such performance criteria and objectives may be particular to a line of business, subsidiary or affiliate or the Company generally, and may, but need not be, based upon a change or an increase or positive result.

(c) In interpreting Plan provisions applicable to performance criteria and objectives and to Performance Share Awards to Participants who are Covered Employees, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and the regulations thereunder. The Committee in establishing performance criteria and objectives applicable to such Awards, and in interpreting the Plan, shall be guided by such standards, including, but not limited to providing that the Award shall be paid solely as a function of attainment of objective performance criteria and objectives based on one or more of the specific criteria and objectives set forth in this Section 8.8 established by the Committee not later than 90 days after the Performance Period applicable to the Performance Share Award has commenced (or, if such period of service is less than one year, not later than the date on which 25% of such period has elapsed). Prior to the payment of any compensation based on achievement of performance criteria and objectives to any such Covered Employee, the Committee must certify in writing the extent to which the applicable performance criteria and objectives were, in fact, achieved and the amounts to be paid, vested or delivered as a result thereof, provided the Committee may reduce, but not increase, such amount.

Article 9. Rights of Employees.

9.1    Employment. Nothing in the Plan shall: (a) interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time; (b) confer upon any Participant any right to continue in the employ of the Company or its subsidiaries; or (c) be evidence of any agreement or understanding, express or implied, that the Company will employ any Participant in any particular position at a particular rate of compensation or for any particular period of time.

9.2    Participation. Nothing in this Plan shall be construed to give any person any right to be granted any Award other than at the sole discretion of the Committee or as giving any person any rights whatsoever with respect to Shares except as specifically provided in the Plan. No Participant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

Article 10. Change of Control.

Upon the occurrence of a Change of Control, unless otherwise specifically prohibited by the terms of this Article 10:

(a)    any and all outstanding Options previously granted hereunder, if not then exercisable, shall become immediately exercisable, any restrictions on the transfer of Shares of Restricted Stock shall lapse and expire effective as of the date of the Change of Control; and the settlement date with respect to any outstanding Restricted Stock Units shall be the effective date of the Section 409A Change of Control (as defined in the Restricted Stock Unit Award Agreement);

(b)    subject to Article 11 herein, the Committee shall have the authority to make any modifications to any Option Award, Performance Share Award, Restricted Stock Award, and Restricted Stock Unit Award determined by the Committee to be appropriate before the effective date of the Change of Control;

(c)    except as otherwise provided in the Performance Share Award Agreement, any unearned Performance Share Award shall be deemed earned at the target amount assigned to each such Award, and a prorated payment based on the number of full months of the Performance Period with respect to each such Award that have elapsed as of the effective date of the Change of Control shall be made as soon as administratively feasible following the effective date of the Change of Control; and

(d)    if the Shares are no longer traded over a national public securities exchange following a Change of Control:

(i)    Participants holding Options shall have the right to require the Company to make a cash payment to them in exchange for their Options. Such cash payment shall be contingent upon the Participant’s surrendering the Option. The amount of the cash payment shall be determined by adding the total positive “spread” on all outstanding Options. For this purpose, the total “spread” shall equal the difference between: (1) the higher of (i) the highest price per Share paid or offered in any transaction related to a Change of Control of the Company; or (ii) the highest Fair Market Value per Share at any time during the ninety (90) calendar day period preceding a Change of Control; and (2) the Option Price applicable to each Share held under Option; and

(ii)    Participants holding Shares of Restricted Stock, Restricted Stock Units and/or Shares received pursuant to (c) above with respect to Performance Share Awards shall have the right to require the Company to make a cash payment to them in exchange for such Shares or Restricted Stock Units. Such cash payment shall be contingent upon the Participant’s surrendering the Shares or Restricted Stock Units. The amount of the cash payment shall be not less than the higher of (1) the highest price per Share paid or offered in any transaction related to a Change of Control of the Company; or (2) the highest Fair Market Value per Share at any time during the ninety (90) calendar day period preceding a Change of Control.

Article 11. Amendment, Modification, and Termination.

11.1    Amendment, Modification, and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate this Plan in whole or in part; provided, that no amendment that (a) requires shareholder approval in order for this Plan to continue to comply with Rule 16b-3 under the Exchange Act, including any successor to such Rule, or (b) would modify the provisions of Section 3.1, the first paragraph of Section 4.1 or the second sentence of Section 6.3 of this Plan, shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Company entitled to vote thereon.

11.2    Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award. If consent is not given, the Award shall continue in force in accordance with its terms without modification.

Article 12. Withholding.

12.1    Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, (including the Participant’s FICA obligation, if any) required by law to be withheld with respect to any taxable event arising or as a result of this Plan. Failure to cooperate with the Company in paying any such withholding shall cause the cancellation of the Shares subject to the taxable transaction without liability for such cancellation.

12.2    Share Withholding. With respect to withholding required upon the exercise of Options, the vesting of Shares under a Restricted Stock Award, or receipt of Shares pursuant to a Performance Share Award, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant. In addition to the foregoing requirements, an Insider may elect Share withholding only if such election is made in compliance with Section 16 of the Exchange Act.

Article 13. Indemnification. The Company shall indemnify and hold harmless each member of the Committee, or of the Board, against and from any loss, cost, liability or expense, including reasonable attorney’s fees and costs of suit, that may be imposed upon or reasonably incurred by the member in connection with or resulting from any claim, action, suit, or proceeding to which the member may be a party defendant or in which the member may be involved as a defendant by reason of any action taken or any failure to act under the Plan and against and from any and all amounts paid in settlement thereof or paid in satisfaction of any judgment in any such action, suit, or proceeding against the member, provided that the member shall give the Company an opportunity, at its own expense, to handle and defend the same before the member undertakes to handle and defend it or agrees to any settlement of the claim. The foregoing right of indemnification shall be in addition to, and not exclusive of, any other rights of indemnification to which the member may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise. This right shall not extend to any action by a Director as a claimant of rights under the Plan, whether on the Director’s behalf or on behalf of a class of persons which would include the Director, unless filed in the form of a declaratory judgment seeking relief for the Company or the Plan.

Article 14. Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 15. Listing of Shares and Related Matters. If at any time the Committee shall determine that the listing, registration or qualification of the Shares subject to any Award on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of, or in connection with, the granting of an Option or the issuance of Shares thereunder, the granting of a Restricted Stock Award, the granting of Shares pursuant to a Restricted Stock Unit Award or the granting of Shares pursuant to a Performance Share Award, no Option that is the subject of such Award may be exercised in whole or in part and no certificates may be issued or reissued in respect of any Restricted Stock, Restricted Stock Unit or Performance Share Award that is the subject of such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

Article 16. Legal Construction.

16.1    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

16.2    Severability. If any provision of the Plan shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason, the illegality, invalidity or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid or unenforceable provision had not been included. Unless otherwise specifically provided in a final order by a court of competent jurisdiction, no such judicial determination shall deprive a Participant of the economic advantage, if any, of unexpired Options under any Option Award Agreement, of Shares of Restricted Stock then subject to restrictions under the terms of the Plan or the Restricted Stock Award Agreement, of any Restricted Stock Unit Awards, or of any Performance Share Awards. If any such judicial determination does or would have an adverse impact then the Company shall assure the Participant of the right to receive cash in an amount equal to the value of any Award under the Plan prior to the determination of its invalidity in the same manner as if such Award was lawful and the benefit granted thereunder could be enjoyed in accordance with the terms of the Award.

16.3    Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

16.4    Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule l6b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. The obligations of the Company to issue or transfer Restricted Stock awarded pursuant to the Plan, Shares pursuant to a Restricted Stock Unit Award, Shares upon exercise of an Option, or Shares pursuant to a Performance Share Award, shall be subject to: compliance with all applicable governmental rules and regulations, and administrative action; the effectiveness of a registration statement under the Securities Act of 1933, as amended, if deemed necessary or appropriate by the Company; and the condition that listing requirements (or authority for listing upon official notice of issuance) for each stock exchange on which outstanding shares of the same class may then be listed shall have been satisfied.

16.5    Governing Law. To the extent not preempted by Federal law, the Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

AK STEEL HOLDING CORPORATION
AK STEEL CORPORATION

By:	/s/ DAVID C. HORN
David C. Horn, Executive Vice President,
General Counsel and Secretary

Adopted 1995
Amended November 21, 1996
Amended and Restated March 19, 1998
Amended and Restated January 16, 2003
Amended and Restated January 20, 2005
Amended December 7, 2006
Amended October 18, 2007
Amended and Restated October 16, 2008
Amended and Restated March 18, 2010
Amended and Restated March 20, 2014